UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2006

Refco Public Commodity Pool, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50565	90-0080448
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)

c/o RefcoFund Holdings, LLC

One World Financial Center
200 Liberty Street – Tower A

New York, New York  10281

(Address of principal executive offices)

(212) 693-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange  Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.   Changes in Registrant’s Certifying Accountant.

On September 15, 2006, PricewaterhouseCoopers LLP (“PWC”), an independent registered public accounting firm, resigned as auditor of Refco Public Commodity Pool, L.P. (the “Fund”).  PWC’s accounting report on the Fund’s financial statements for the period March 15, 2004 (commencement of operations) to December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.  The Fund has not prepared its financial statements for the year ended December 31, 2005.  Please see the discussion under Item 8.01 below.  The decision to change accountants was not recommended or approved by a fiduciary of the Fund.  During the period ended December 31, 2004 and through September 15, 2006, there were no disagreements with PWC regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to PWC’s satisfaction, would have caused it to make reference thereto in their report on the financial statements.   Furthermore, during the period ended December 31, 2004 and through September 15, 2006, there were no “reportable events” as such term is understood under Regulation S-K 304(a)(1)(v).  The Fund has requested that PWC furnish it with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not they agree with the above statements. A copy of such letter, dated September 28, 2006, is filed as Exhibit 16 to this Form 8-K.

Item 8.01.   Other Events.

Current Status of Fund Operations.

As previously announced in the Forms 12b-25 (Notification of Late Filings) filed with the SEC on April 3, 2006 and May 16, 2006, respectively, the Fund has been unable to file its annual report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2005, and its quarterly reports on Form 10-Q for the quarters ended March 30, 2006, and June 30, 2006 (the “Form 10-Qs”).  In both cases, the delay in filing these reports is due to events relating to the bankruptcy of Refco, Inc. (“Refco”), the ultimate parent of RefcoFund Holdings, LLC, the general partner of the Fund.

On October 17, 2005 (the “Petition Date”), Refco filed for protection under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”).  Refco Capital Markets, Ltd. (“RCM”), an affiliate of Refco and a Bermuda company, filed a petition under chapter 11 of the Bankruptcy Code and was placed into joint voluntary liquidation in Bermuda on the Petition Date.  Before the bankruptcy filing, RCM, at the direction of PlusFunds Group, Inc. (“PlusFunds”), the investment manager of the SPhinX Fund, the entity in which substantially all of the assets of the Fund are invested, transferred approximately $312 million (the “Transfer”) out of RCM that RCM held on behalf of the SPhinX Fund.  The Official Committee of Unsecured Creditors of Refco, Inc. filed an action to avoid and recover the Transfer as an alleged preference (the “Adversary Proceeding”).  Consequently, the Bankruptcy Court also issued a temporary restraining order (the “TRO”) freezing the proceeds of the Transfer at the SPhinX Fund.

The Bankruptcy Court approved a proposed settlement of the Adversary Proceeding on June 8, 2006. The Fund’s investment in the SPhinX Fund is expected to be reduced by a material amount under the proposed settlement. Thus, the net asset value of the partnership interests in the Fund are expected to be reduced by a material amount.

Once proceeds are received from the SPhinX Fund, the current net asset value of the Fund will be calculated and the Fund expects to be able to complete the preparation of its financial statements.  After consultation with the SEC and legal counsel, the Fund intends to file a final periodic report (the “Final Periodic Report”) with the SEC which will contain all relevant information current up through the date of filing of the Final Periodic Report.  The Fund does not intend to make any additional filings and does not intend to file the past-due Form 10-K and Form 10-Qs.

Item 9.01.  Financial Statements and Exhibits

(d)                               Exhibits

16.1         Letter from PricewaterhouseCoopers LLP dated September 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Refco Public Commodity Pool, L.P. By: RefcoFund Holdings, LLC,
as General Partner
(Registrant)

By: /s/ Robert I. Shapiro
Date: September 28, 2006	Name: Robert I. Shapiro
Title: President and Manager